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                                                                      Exhibit 5

                           DOW JONES & COMPANY, INC.
                              200 Liberty Street
                           New York, New York 10281

                                                               January 21, 1999

Dow Jones & Company, Inc.
200 Liberty Street
New York, NY 10281

Dear Sirs:

  In connection with the registration on Form S-8 under the Securities Act of 1933 of 3,000,000 shares of Common Stock, $1.00 par value (the "Stock"), of Dow Jones & Company, Inc., a Delaware corporation (the "Company"), for issuance and sale pursuant to the terms of the Dow Jones 1998 Stock Option Plan (the "Plan"), I, as counsel to the Company, have examined such corporate records, certificates and other documents, including the Plan, and reviewed such questions of law, as I have considered necessary or appropriate for the purpose of this opinion.

  Based upon the foregoing, I am of the opinion that, when (i) the Registration Statement shall have become effective under the Securities Act of 1933 and (ii) the Stock is issued by the Company and paid for in accordance with the terms of the Plan, the Stock will be legally issued, fully paid and nonassessable.

                                          Very truly yours,

                                          Rosemary C. Spano